     We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.

                                         Very truly yours,

                                         /s/ Camhy Karlinsky & Stein LLP
                                         --------------------------------
                                         Camhy Karlinsky & Stein LLP



WED:dg
Enclosure